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                                                                      EXHIBIT 11




                             ALBERTO-CULVER COMPANY
                     COMPUTATION OF NET EARNINGS PER SHARE
                 YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993

                (Amounts in thousands, except per share amounts)

                                                        1995           1994          1993
PRIMARY:
Net earnings                                            $52,651         44,068        41,272
                                                        =======         ======        ======

Weighted average shares outstanding                      27,715          28,031        28,680
Add:
   Net additional shares from the assumed exercise
     of stock options                                       134              11            37
                                                         ------          ------        ------

Weighted average shares outstanding including common
     stock equivalents                                   27,849          28,042        28,717
                                                         ======          ======        ======

Net earnings per share                                    $1.89            1.57          1.44
                                                          =====            ====          ====



FULLY-DILUTED:

Net earnings                                            $52,651          44,068        41,272
Add:
   Interest expense on convertible subordinated
     debentures, net of tax benefit                         783              --            --

Adjusted net earnings                                   $53,434          44,068        41,272
                                                        =======          ======        ======

Weighted average shares outstanding                      27,715          28,031        28,680

Add:
   Net additional shares from the assumed exercise
     of stock options                                       184              50            37

   Weighted average shares from the assumed conversion
     of the subordinated debentures                         677              --            --

Weighted average shares outstanding including common
     stock equivalents                                   28,576          28,081        28,717
                                                         ======          ======        ======

Net earnings per share                                    $1.87            1.57          1.44
                                                          =====            ====          ====